For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or Dave Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Reports Record Third Quarter 2012 Results

Quarter Revenue Up 42% over Last Year with Growth in All Segments

WASHINGTON, November 14, 2012 /PRNewswire-FirstCall/ — WidePoint Corporation (NYSE Amex: WYY), a specialist in Telecommunications Management and Cybersecurity solutions, today announced financial results for the three months ended September 30, 2012.

Third Quarter 2012 Results and Highlights

▪	Net revenue for the quarter ended September 30, 2012 increased 42% to $15.2 million from $10.7 million in last year’s comparable period. Segment highlights are summarized below:

o	Telecommunications Management segment revenue increased 15% to $7.1 million from $6.2 million in last year’s comparable period predominantly as a result of commercial sector sales offset partially from lower revenues in billable reselling of minutes to our federal customers.

o	CyberSecurity Managed Solutions segment revenue increased 48% to $2.3 million from $1.6 million in last year’s comparable period driven by credentialing managed service sales to government and commercial customers and continued expansion in support of the Transportation Workers Identification Credentialing (TWIC) program.

o	IT Consulting Services and Products revenues increased to $5.8 million from $2.9 million in last year’s comparable period materially driven by growth in commercial consulting and government product resale of hardware, software, mobile device and accessory products and IT consulting services.

▪	Gross profit for the third quarter of 2012 was approximately $3.6 million, or 23% of revenues, as compared to gross profit of $2.6 million, or 24% of revenues, for the third quarter of 2011.

▪	Income from operations was approximately $459,000 compared to approximately $270,000 in last year’s comparable period.

▪	Net income was approximately $244,000, compared to $218,000 in last year’s comparable period.

▪	Non-GAAP adjusted EBITDA was approximately $1,035,000 as compared to $544,000 in last year’s comparable third quarter.

▪	WidePoint ended the period with $2.5 million in cash.

Steve Komar, CEO, WidePoint, commented, “Management is gratified by the strong revenue performance during the third quarter of 2012. This ‘across the board’ improvement speaks well for several business development initiatives we've implemented over the past year. We are seeing recurring and accelerating revenue growth from several comprehensive multi-year programs in our market sectors. In addition, this performance allows us the leeway that we need to channel continuing investment into the tools and development activities necessary to ensure the future growth and success of the enterprise.”

WidePoint CFO Jim McCubbin commented, “We were pleased with the financial results in our third quarter of 2012. Revenues increased 42% with growth in each segment and our adjusted EBITDA increased 90%, exceeding $1 million, while we continued to invest in our operations, pay down debt, and improve our stockholder equity.”

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Wednesday, November 14, 2012. Anyone interested in participating should call 1-877-941-4775 if calling within the United States or 1-480-629-9761 if calling internationally. There will be a playback available until November 28, 2012. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pin number 4573618 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=102357.

About WidePoint

WidePoint is a specialist in providing wireless mobility management and cybersecurity Solutions utilizing its advanced information technology products and services. WidePoint has several wholly owned subsidiaries holding major government and commercial contracts. WidePoint enables organizations to deploy fully compliant IT services in accordance with government-mandated regulations and advanced system requirements. For more information, visit http://www.widepoint.com.

Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

-tables follow-

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30,	DECEMBER 31,
	2012	2011
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,493,589	$2,135,310
Accounts receivable, net of allowance of $35,684 and $35,684, respectively	6,329,418	7,884,802
Unbilled accounts receivable	1,877,686	2,715,406
Prepaid expenses and other assets	804,957	782,862
Deferred income taxes	473,430	473,430

Total current assets	11,979,080	13,991,810

NONCURRENT ASSETS
Property and equipment, net	1,508,895	1,336,134
Intangibles, net	4,251,143	5,421,655
Goodwill	18,150,172	18,193,561
Deferred income tax asset, net of current	3,407,760	3,265,125
Deposits and other assets	78,049	81,941

TOTAL ASSETS	$39,375,099	$42,290,226

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Short term note payable	$27,349	$100,951
Accounts payable	5,423,310	8,418,854
Accrued expenses	2,441,118	1,851,678
Deferred revenue	53,055	390,506
Current portion of long-term debt	357,894	798,319
Current portion of deferred rent	48,412	36,508
Current portion of capital lease obligations	10,226	22,908

Total current liabilities	8,361,364	11,619,724

Long-term debt, net of current portion	7,769,143	7,769,143
Capital lease obligation, net of current portion	145,122	-
Deferred rent, net of current portion	29,318	65,207
Deferred revenue	27,516	-
Deposits and other liabilities	1,964	-

Total liabilities	16,334,427	19,454,074

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 110,000,000 shares authorized; 63,651,857 and 63,226,857 shares issued and outstanding, respectively	63,652	63,227
Additional paid-in capital	69,531,751	69,326,705
Accumulated deficit	(46,554,731)	(46,553,780)

Total stockholders’ equity	23,040,672	22,836,152

Total liabilities and stockholders’ equity	$39,375,099	$42,290,226

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2012	2011	2012	2011
	(Unaudited)

REVENUES	$15,210,896	$10,681,817	$41,423,281	$31,176,820

COST OF SALES (including amortization and depreciation of $419,657, $155,630, $1,262,105, and $510,431, respectively)	11,637,696	$8,115,658	31,645,847	$24,066,355

GROSS PROFIT	3,573,200	2,566,159	9,777,434	7,110,465

OPERATING EXPENSES
Sales and marketing	705,190	362,654	2,222,305	1,177,937
General and administrative (including shared-based compensation expense of $55,593, $69,920, $165,873, and $109,857, respectively	2,334,492	1,885,001	7,231,857	5,628,952
Depreciation and amortization	74,682	48,536	213,658	154,907

Total operating expenses	3,114,364	2,296,191	9,667,820	6,961,796

INCOME FROM OPERATIONS	458,836	269,968	109,614	148,669

OTHER INCOME (EXPENSE)
Interest income	956	2,718	4,179	9,391
Interest expense	(85,366)	(14,949)	(264,570)	(54,808)
Other income (expense)	11,091	(944)	19,946	199

Total other expense, net	(73,319)	(13,175)	(240,445)	(45,218)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	385,517	256,793	(130,831)	103,451
INCOME TAX PROVISION (BENEFIT)	141,809	38,854	(129,880)	(11,559)

NET INCOME (LOSS)	$243,708	$217,939	$(951)	$115,010

BASIC EARNINGS PER SHARE	$0.004	$0.003	$(0.000)	$0.002

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	63,651,857	62,930,873	63,427,681	62,882,100

DILUTED EARNINGS PER SHARE	$0.004	$0.003	$(0.000)	$0.002

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	63,820,891	63,968,039	63,427,681	64,230,693

WIDEPOINT CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGSTO EARNINGS BEFORE INTEREST TAXES DEPRECIATION AND AMORTIZATION (EBITDA)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2012	2011	2012	2011

NET INCOME (LOSS)	$244,000	$218,000	$(1,000)	$115,000
Adjustments to GAAP net income (loss):
Depreciation and amortization	494,000	204,000	1,475,763	665,000
Income tax provision (benefit)	142,000	39,000	(130,000)	(12,000)
Interest income	(1,000)	(3,000)	(4,200)	(9,000)
Interest expense	85,000	15,000	265,000	55,000
Other (expense) income	(11,000)	1,000	(20,000)	-
Stock-based compensation expense	56,000	70,000	166,000	87,000
Avalon business combination transaction and related costs	-	-	12,000	-
Avalon integration initiatives	26,000	-	107,000	-
Adjusted EBITDA	$1,035,000	$544,000	$1,870,563	$901,000